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                                                                      EXHIBIT 21


                     List of Subsidiaries of the Registrant


                                                 JURISDICTION OF          OTHER NAMES UNDER WHICH
NAME OF SUBSIDIARY                                INCORPORATION           SUBSIDIARY DOES BUSINESS
------------------                                -------------           ------------------------
Scotsman Group Inc.                                Delaware                Scotsman
                                                                           Scotsman Ice Systems
                                                                           Scotsman of Los Angeles

Booth, Inc.                                        Texas                   Crystal Tips

Castel MAC, S.p.A.                                 Italy                   None

DFC Holding Corporation                            Delaware                None

The Delfield Company                               Delaware                None

Frimont, S.p.A.                                    Italy                   None

Scotsman Drink Equipment Limited                   England                 None

Whitlenge Acquisition Limited                      England                 None

Whitlenge Drink Equipment Limited                  England                 None

Whitlenge Drink Equipment, N.V.                    Belgium                 None
